UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2005

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7 Deer Park Drive, Suite E
Monmouth Junction, NJ 08852
(Address of principal executive offices)

(732) 274-0399
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)  On July 1, 2005, VioQuest Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”), with Greenwich Therapeutics, Inc., a Delaware corporation (“Greenwich”), and VQ Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“VAC”). Greenwich is a privately-held, New York-based biotechnology company, which owns exclusive license rights to two anti-cancer agents - sodium stibogluconate (SSG) and triciribine (TCN-P). The Merger Agreement provided that VAC would merge with and into Greenwich, with Greenwich remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Merger was completed October 18, 2005. In consideration for their shares of Greenwich capital stock and in accordance with the Merger Agreement, the stockholders of Greenwich received an aggregate of 17,128,790 shares of the Company’s common stock in the Merger. In addition to such common shares, the Company also issued to the Greenwich stockholders five-year warrants to purchase an aggregate of 4,000,000 shares of the Company’s common stock at an exercise price of $1.41 per share. One-half of the shares and warrants issued to Greenwich’s stockholders have been placed in escrow in accordance with the terms of the Escrow Agreement (discussed under Item 1.01(b) below) and will be released incrementally upon the achievement of certain milestones relating to the clinical development of Greenwich’s two product candidates.

At the time of the Merger, Greenwich had outstanding indebtedness of approximately $794,000 resulting from a promissory note issued to Paramount BioCapital Investments, LLC, which is owned and controlled by Dr. Lindsay Rosenwald. In accordance with the Merger Agreement, the note was amended (the “Amendment”) at the time of the Merger to provide that the Company would assume the outstanding indebtedness under the note and that (i) one-third of the outstanding indebtedness was payable at such time as the Company raises at least $5 million in new financing (the “Offering”), (ii) one-third of the outstanding indebtedness was payable at such time as the Company raises at least $10 million in new financing (including the amounts raised in the Offering referenced in clause (i)), and (iii) one-third of the outstanding indebtedness would convert into shares of the Company’s common stock at the closing of the Offering.

Several of Greenwich’s former stockholders are directors or significant stockholders of the Company. Dr. Rosenwald and various trusts established for the benefit of Dr. Rosenwald and members of his immediate family collectively beneficially owned approximately 48 percent of Greenwich’s common stock and, immediately prior to the Merger, beneficially owned approximately 16 percent of our common stock. In addition, Stephen C. Rocamboli and Michael Weiser, each of whom is a member of the Company’s board of directors, collectively owned approximately 11 percent of Greenwich’s outstanding common stock. Mr. Rocamboli and Dr. Weiser are also employed by Paramount BioCapital, Inc., an entity owned and controlled by Dr. Rosenwald. As a result of such relationships with Greenwich, both Mr. Rocamboli and Dr. Weiser did not attend or otherwise participate in any meetings of the Company’s Board of Directors relating to the Merger Agreement.

A press release dated October 19, 2005 announcing the Merger is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

(b) In accordance with the terms of the Merger Agreement, on October 18, 2005, the Company entered into an Escrow Agreement with Greenwich, J. Jay Lobell and U.S. Bank National Association, a national banking association (the “Escrow Agent”), pursuant to which one-half of the shares and warrants issued to Greenwich’s former stockholders were placed in escrow with the Escrow Agent and will be released incrementally upon the achievement of certain milestones relating to the clinical development of Greenwich’s two former product candidates.

(c) In accordance with the terms of the Merger Agreement, on October 18, 2005, the Company entered into a Registration Rights Agreement with Greenwich’s former stockholders pursuant to which the Company agreed to provide such stockholders with piggy-back registration rights with respect to the shares and warrants issued to them by the Company. Under the terms of the Registration Rights Agreement, the stockholders of Greenwich agreed not to sell or transfer their shares for a period of one year from the date of the agreement.

(d) As disclosed under Item 3.02(c) below, on October 18, 2005, the Company entered into a series of subscription agreements with certain investors for the sale of an aggregate of 4,471,975 shares of its common stock and 5-year warrants to purchase an aggregate of 4,471,975 shares of its common stock. The disclosures set forth in paragraph (c) of Item 3.02 are hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures set forth in paragraph (a) of Item 1.01 are hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

(a) As disclosed under Item 1.01 above, in connection with the Merger, the Company issued an aggregate of 17,128,790 shares of its common stock and warrants to purchase an additional 4,000,000 shares of common stock to the former holders of Greenwich common stock. The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 “non-accredited” investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

(b) Pursuant to the terms of the Amendment disclosed under Item 1.01 above, the Company issued 392,830 shares of its common stock at a per-share price of $0.75 to Paramount BioCapital Investments, LLC in satisfaction of approximately $295,000 of the indebtedness due under the Amendment.

(c) Additionally, on October 18, 2005, the Company sold 11,179,975 shares (the “Shares”) of its common stock at a price of $0.75 per share resulting in gross proceeds of approximately $8.38 million. In addition to the shares of common stock, the investors also received 5-year warrants (the “Warrants”) to purchase an aggregate of 4,471,975 shares at an exercise price of $1.00 per share. In connection with the private placement, the Company paid an aggregate of approximately $587,000 in commissions to Paramount BioCapital, Inc., which served as the placement agent in connection with the offering, together with an accountable expense allowance of $50,000, and issued 5-year warrants to purchase an aggregate of 1,117,997 shares of common stock at a price of $1.00 per share.

The common shares and warrants were sold to seventy-six investors, each of which the Company reasonably believes is an “accredited investor,” as defined under Rule 502 of the Securities Act of 1933, and no means of general solicitation or advertising was used in connection with the offering. Accordingly, the Company relied on the exemptions from the registration requirements of the Securities Act provided by Section 4(2) and Rule 506.

In connection with the private placement, the Company agreed to file, within 30 days of the closing, a registration statement under the Securities Act covering the resale of the Shares and the shares issuable upon exercise of the Warrants. The Company further agreed to cause such registration statement to be declared effective by the Commission within 120 days following the closing. In the event the Company fails to meet such 30-day or 120-day deadlines, it is required to pay to each investor a cash penalty of 1 percent of the amount of such investor’s investment for each monthly period (or portion thereof) in which the Company is not in compliance with its registration obligations.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

As a result of its acquisition of Greenwich described in Item 1.01, the Company will file the financial statements required by Item 9.01on or before January 3, 2006.

(b)	Pro Forma Financial Information.

As a result of its acquisition of Greenwich described in Item 1.01, the Company will file the pro forma financial information required by Item 9.01 on or before January 3, 2006.

(c)	Exhibits.

99.1	Press Release dated October 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIOQUEST PHARMACEUTICALS, INC.

Date: October 24, 2005	By:	/s/ Brian Lenz
Brian Lenz Chief Financial Officer

Exhibit Index

Ex. No.      Description

99.1       Press Release dated October 19, 2005